Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

April 23, 2009

YRC Worldwide Reports First Quarter 2009 Results

•	Successfully Completed Integration of National Networks

•	Makes Significant Investments to Enhance Its Market Position

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced a loss per share for the first quarter 2009 of $2.63, excluding significant charges as listed below, and a loss per share of $4.34 when including the charges. The company’s loss per share in the first quarter of 2008 was $.82.

	Pre-Tax Amount	Amount Per Share(2)
	(in millions)	(net of tax)
Loss as reported	$(415)	$(4.34)
Estimated cost of network integration	(65)	(0.68)
Holland footprint adjustments	(6)	(0.06)
Severance (excluding integration and Holland portions)	(19)	(0.20)
Significant reserve accruals and pension settlement	(44)	(0.46)
Union employee stock awards	(30)	(0.31)

Significant charges(1)	(164)	(1.71)

Loss excluding significant charges	$(251)	$(2.63)

“We made significant investments in our company during the first quarter to enhance our position in the market and improve our future operating performance,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “Unfortunately, the economy progressively weakened throughout the quarter making it more challenging to get ahead of the volume declines. With that said, the March 1 integration of our national networks allowed us to remove substantial capacity and reset the volume needs of our network, while significantly enhancing our service offering to the customer.”

YRC Worldwide reported cash, cash equivalents and restricted cash of $266 million at March 31, 2009. The company raised $176 million of cash through sale and financing leaseback transactions and sales of excess properties during the first quarter. On April 22, 2009, the company entered into additional sale and financing leaseback agreements with Estes Express Lines (“Estes”) for $32 million. When combined with the company’s previously announced transactions with Estes, it results in an expected total of approximately $150 million during 2009.

“We remain pleased with the number of investors who are interested in our very attractive real estate and the long-term lease commitments that we are able to negotiate,” stated Tim Wicks, Executive Vice President and CFO of YRC Worldwide. “We will continue to evaluate these opportunities and enter agreements as they make sense from a financial and operational perspective.”

Segment Information

Key segment information for the first quarter 2009 compared to the first quarter 2008 included:

•	YRC National Transportation total tonnage per day down 29.5% and total revenue per hundredweight, including fuel surcharge, down 6.5%.

•

YRC Regional Transportation total tonnage per day down about 22%, when adjusting for the network changes in the first quarter 2008, and down 27.7% without adjusting for the network changes. Total revenue per hundredweight, including fuel surcharge, down 8.6%.

“Our volumes were impacted by multiple factors, most notably the economy and business diversion due to customer anxiety surrounding the integration of Yellow and Roadway,” said Zollars. “Some customers have already returned business, which was temporarily diverted, but it is difficult to predict at what levels or how quickly the rest will come back.”

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Outlook

“During this unprecedented economic recession, we remain focused on key business initiatives and making strategic decisions to enhance our position in the market,” stated Zollars. “We have integrated our national networks, fundamentally reduced our infrastructure, and lowered our breakeven point, while enhancing service. We remain on track to remove a run-rate of over $600 million of costs that should position us well when the economy improves.” Zollars continued by saying, “Our limited visibility to the economy makes it challenging to provide specific earnings guidance, though we will give you updates as the line of sight becomes more clear.”

The company continues to expect gross capital expenditures of about $130 million in 2009 with $100 million of cash proceeds from sales of excess properties. In addition, sale and financing leaseback transactions are expected to generate around $350 million of proceeds in 2009.

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community on Friday, April 24, 2009, beginning at 9:30am ET, 8:30am CT.

The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com. An audio playback will also be available after the call via StreetEvents and the YRC Worldwide web sites.

New Accounting Pronouncement

The prior year financial statements have been revised to reflect the adoption of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)”. The net impact of this revision was a $7 million increase in total shareholders’ equity at December 31, 2008. Refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2008 for further information on this accounting pronouncement.

* * * * *

(1)

The significant charges primarily resulted from the company’s internal initiatives to enhance its position in the market (including the integration of the company’s Yellow Transportation and Roadway networks and footprint changes to its Holland network) or reserve accruals and pension settlements arising from the extreme economic conditions. Management excludes these charges when evaluating core performance of its operations. The loss excluding significant charges should not be construed as a better measurement than the loss as reported in accordance with generally accepted accounting principles

.(2)

Loss per share, net income (loss) and amounts per share presented in this release and the accompanying financial statements are preliminary and are subject to change in the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 when it is filed with the Securities and Exchange Commission (“SEC”) based upon changes to the income tax provision (benefit) in the company’s statement of consolidated operations for the three months ended March 31, 2009. The income tax provision (benefit) for this period has been determined, in part, based on the company’s current forecast and forecasted tax rate. These forecasts are subject to varying assumptions, including various economic activity assumptions and the other factors listed in the Forward-Looking Statements section below. Updates to these forecasts prior to the filing of the company’s Form 10-Q could result in changes to the income tax provision (benefit) and the resulting changes to the loss per share, net income (loss) and amounts per share presented in this release and the accompanying Statement of Operations for the three months ended March 31, 2009, prepaid expenses and other, deferred income taxes, net, and retained earnings (deficit) in the Consolidated Balance Sheet at March 31, 2009 and net loss, deferred income tax benefit, net, other operating assets and other operating liabilities in the Statement of Consolidated Cash Flows for the three months ended March 31, 2009.

Forward-Looking Statements:

This news release and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the integration of the Yellow Transportation and Roadway networks, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The company’s expectations regarding its cost reductions and operating income and service improvements, including the achievement of over $600 million of annual run-rate savings and the effectiveness of the integration of the company’s national networks in responding to the economy, and the timing of achieving that improvement, could differ materially from those projected in such forward-looking statements based on a number of factors, including (among others) the factors identified in the immediately preceding paragraph, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the company’s operating plans, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the company’s estimates of its spending requirements, changes in the company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the company to receive expected price for its services and customer acceptance of those services.

The company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate (including the expectation of the receipt in 2009 of $100 million in sales proceeds from excess properties and $350 million in proceeds from sale and financing leaseback transactions) are only its expectations regarding these matters. Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The company’s expectations regarding its gross capital expenditures are only its expectations regarding these items. Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding paragraphs.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Logistics, New Penn, Holland, Reddaway and YRC Glen Moore. Building on the strength of its heritage brands, Yellow Transportation and Roadway, the enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 49,000 people.

Investor Contact:	Sheila Taylor	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	sheila.taylor@yrcw.com		sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands except per share data)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$248,519	$325,349
Restricted cash	17,617	—
Accounts receivable, net	718,323	837,055
Prepaid expenses and other	175,692	298,101

Total current assets	1,160,151	1,460,505

PROPERTY AND EQUIPMENT:
Cost	3,928,214	3,977,881
Less - accumulated depreciation	1,799,193	1,776,904

Net property and equipment	2,129,021	2,200,977

OTHER ASSETS:
Intangibles, net	180,151	184,769
Other assets	169,207	119,862

Total assets	$3,638,530	$3,966,113

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$283,170	$333,910
Wages, vacations, and employees’ benefits	389,185	356,410
Other current and accrued liabilities	543,875	489,994
Asset backed securitization borrowings	188,211	147,000
Current maturities of lease financing obligations	996	—
Current maturities of long-term debt	382,594	415,321

Total current liabilities	1,788,031	1,742,635

OTHER LIABILITIES:
Long-term lease financing obligations, less current portion	154,589	—
Long-term debt, less current portion	694,271	787,415
Deferred income taxes, net	14,631	242,663
Pension and post retirement	378,931	370,031
Claims and other liabilities	384,164	341,918

SHAREHOLDERS’ EQUITY
Common stock, $1 par value per share	62,513	62,413
Preferred stock, $1 par value per share	—	—
Capital surplus	1,239,097	1,239,586
Retained earnings (deficit)	(812,665)	(555,261)
Accumulated other comprehensive loss	(172,295)	(172,550)
Treasury stock, at cost (3,079 shares)	(92,737)	(92,737)

Total shareholders’ equity	223,913	481,451

Total liabilities and shareholders’ equity	$3,638,530	$3,966,113

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2009	2008
OPERATING REVENUE	$1,502,795	$2,232,592

OPERATING EXPENSES:
Salaries, wages, and employees’ benefits	1,166,999	1,353,146
Operating expenses and supplies	367,292	486,229
Purchased transportation	175,184	254,312
Depreciation and amortization	66,269	63,313
Other operating expenses	104,705	112,765
Losses on property disposals, net	1,593	3,486
Reorganization and settlements	—	12,784

Total operating expenses	1,882,042	2,286,035

OPERATING INCOME (LOSS)	(379,247)	(53,443)

NONOPERATING (INCOME) EXPENSES:
Interest expense	32,219	19,339
Other	3,701	(1,971)

Nonoperating expenses, net	35,920	17,368

INCOME (LOSS) BEFORE INCOME TAXES	(415,167)	(70,811)
INCOME TAX PROVISION (BENEFIT)	(157,763)	(24,441)

NET INCOME (LOSS)	$(257,404)	$(46,370)

AVERAGE SHARES OUTSTANDING-BASIC	59,373	56,877

AVERAGE SHARES OUTSTANDING-DILUTED	59,373	56,877

BASIC EARNINGS (LOSS) PER SHARE	$(4.34)	$(0.82)

DILUTED EARNINGS (LOSS) PER SHARE	$(4.34)	$(0.82)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands)

(Unaudited)

	2009	2008
OPERATING ACTIVITIES
Net loss	$(257,404)	$(46,370)
Noncash items included in net loss:
Depreciation and amortization	66,269	63,313
Stock compensation expense	33,025	3,241
Pension settlement charge	5,003	—
Losses on property disposals, net	1,593	3,455
Deferred income tax benefit, net	(158,119)	(615)
Other noncash items	7,324	(2,035)
Changes in assets and liabilities, net:
Accounts receivable	118,740	18,381
Accounts payable	(49,863)	(1,141)
Other operating assets	52,307	2,051
Other operating liabilities	87,119	52,842

Net cash (used in) provided by operating activities	(94,006)	93,122

INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,424)	(36,876)
Proceeds from disposal of property and equipment	18,707	4,071
Restricted cash	(17,617)	—
Other	(198)	(1,628)

Net cash used in investing activities	(14,532)	(34,433)

FINANCING ACTIVITIES:
ABS borrowings (payments), net	41,211	(60,000)
Issuance of long-term debt	157,617	2,904
Repayment of long-term debt	(129,149)	—
Debt issuance costs	(37,971)	—

Net cash provided by (used in) financing activities	31,708	(57,096)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(76,830)	1,593

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	325,349	58,233

CASH AND CASH EQUIVALENTS, END OF PERIOD	$248,519	$59,826

SEGMENT FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands)

(Unaudited)

	2009	2008	%
Operating revenue:
YRC National Transportation	$1,022,610	$1,559,846	(34.4)
YRC Regional Transportation	355,168	512,454	(30.7)
YRC Logistics	112,120	149,753	(25.1)
YRC Truckload	25,976	25,538	1.7
Eliminations	(13,079)	(14,999)

Consolidated	1,502,795	2,232,592	(32.7)

Operating income (loss):
YRC National Transportation	(299,771)	(7,245)
YRC Regional Transportation	(74,125)	(37,635)
YRC Logistics	(3,444)	(1,079)
YRC Truckload	(2,246)	(5,051)
Corporate and other	339	(2,433)

Consolidated	$(379,247)	$(53,443)

(Gains) losses on property disposals, net:
YRC National Transportation	$1,312	$1,109
YRC Regional Transportation	211	1,692
YRC Logistics	(6)	67
YRC Truckload	76	278
Corporate and other	—	340

Consolidated	$1,593	$3,486